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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into by and between GOODRICH PETROLEUM CORPORATION, a Delaware corporation, having an office at 5847 San Felipe, Suite 700, Houston, Texas 77057 (hereinafter referred to as "Employer"), and WALTER G. GOODRICH (hereinafter referred to as "Employee") effective upon the closing of the merger between La/Cal Energy Partners and Patrick Petroleum Company (the "Closing Date").

         Attendant to Employee's employment by Employer, Employer and Employee wish for there to be a complete understanding and agreement between Employer and Employee with respect to, among other terms, Employee's duties and responsibilities to Employer; the compensation and benefits owed to Employee; the fiduciary duties owed by Employee to Employer; Employee's obligation to avoid conflicts of interest, disclose pertinent information to Employer, and refrain from using or disclosing Employer's information; and the term of Employee's employment.

         NOW, THEREFORE, in consideration of Employee's continued employment by Employer and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

1.       GENERAL DUTIES OF EMPLOYER AND EMPLOYEE.

         1.1 Employer agrees to employ Employee and Employee agrees to accept employment by Employer and to serve Employer in an executive capacity as President and Chief Executive Officer of Employer. The duties and responsibilities of Employee include those described for the particular position in the By-laws of Employer or other documents of Employer, and such other or additional duties as may from time-to-time be assigned to Employee by the Board of Directors of Employer or any duly authorized committee thereof or an authorized officer of Employer. While employed hereunder, the Employee shall devote his full time, efforts, skills and attention to the affairs of Employer in order that he shall faithfully perform his duties and obligations.

         1.2 Employee agrees and acknowledges that he owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Employer and to do no act which would injure Employer's business, its interests or its reputation.





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2.       COMPENSATION AND BENEFITS.

         2.1 As compensation for services to Employer, Employer shall pay to Employee during the term of this Agreement an initial base salary at an annual rate of One Hundred and Fifty Thousand Dollars ($150,000). The salary shall be payable in equal monthly installments, subject only to such payroll and withholding deductions as may be required by law and other deductions applied generally to employees of Employer for insurance and other employee benefit plans. The Compensation Committee of the Board of Directors of Employer shall review Employee's overall annual compensation at least annually, with a view to the adequacy thereof.

         2.2 Employee will also be entitled to certain bonus and other incentive compensation as determined by the Compensation Committee of the Board of Directors of Employer from time to time.

         2.3 Promptly after the Closing Date, Employer shall grant to Employee an incentive stock option (the "Option") under the Employer's stock option Plan (the "Plan") to purchase Two Hundred and Fifty Thousand (250,000) shares (such number of shares as adjusted from time to time in accordance with the terms of the Plan, the "Option Shares") of common stock, par value $0.20 per share, of Employer at an exercise price equal to 110% of the Fair Market Value (as defined in the Plan per share for Employer's common stock on the date of grant of the Option. The grant date of the Option will be the Closing Date.

         2.4 Other Perquisites. During his employment hereunder, Employee shall be afforded the following benefits as incidences of his employment:

         (i) Business and entertainment expenses - Employer will reimburse Employee for, or pay on behalf of Employee, reasonable and appropriate expenses incurred by Employee for business related purposes, including dues and fees to industry and professional organizations, costs of entertainment and business development.

         (ii) Other benefits - Employee and, to the extent applicable, Employee's family, dependents and beneficiaries, shall be allowed to participate in all benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to similarly- situated Company employees. Such benefits, plans and programs may include, without limitation, thrift plan, health insurance or health care plan, life insurance, disability insurance, pension plan, and the like. Employer shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from





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         changing, amending or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally.

The perquisites provided in this paragraph 2.4 shall be provided for the same period as Employee's compensation hereunder is continued pursuant to this Agreement; provided, however, that to the extent that any benefit cannot be continued during a period when Employee is not an employee of Employer, Employer shall pay Employee an amount equal to the economic value of such benefit.

3.       EMPLOYEE'S OBLIGATION TO AVOID CONFLICTS OF INTEREST.

         In keeping with Employee's fiduciary duties to Employer, Employee agrees that he shall not knowingly become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that he shall disclose to Employer's Board of Directors any facts which might involve a conflict of interest that has not been approved by Employer's Board of Directors.

4. OWNERSHIP OF INFORMATION, IDEAS, CONCEPTS, IMPROVEMENTS, DISCOVERIES AND INVENTIONS, AND ALL ORIGINAL WORKS OF AUTHORSHIP.

         4.1 All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are disclosed or made known to Employee, individually or in conjunction with others, during Employee's employment by Employer and which relate to Employer's business, products or services are and shall be the sole and exclusive property of Employer. If during Employee's employment by Employer, Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright relating to Employer's business, products, or services, whether such work is created solely by Employee of jointly with others, Employer shall be deemed the author of such work if the work is prepared by Employee in the scope of his employment.

         4.2. As part of Employee's fiduciary duties to Employer, Employee agrees to protect and safeguard Employer's information, ideas, concepts, improvements, discoveries and inventions, and, except as may be expressly required by Employer, Employee shall not during his employment by Employer, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another, any of such information, ideas, concepts, improvements, discoveries or inventions.

         4.3 Upon termination of his employment with Employer, or any other time upon request, Employee shall immediately deliver to Employee all documents embodying any of Employer's information, ideas, concepts, improvements, discoveries and inventions.





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5.      TERM AND TERMINATION OF EMPLOYMENT

         5.1 Unless sooner terminated pursuant to other provisions hereof, Employer agrees to employ Employee for a period beginning with the effective date of this Agreement terminating after the expiration of five years. Such term of employment shall be extended automatically for successive one year periods until such time, as either party shall give written notice to the other that no further such automatic extensions shall occur, in which event employment shall terminate at the expiration of (i) six months following such notice to terminate or (ii) the latest one year extension, whichever is later.

         5.2 Notwithstanding the provisions of paragraph 5.1, Employer shall have the right to terminate Employee's employment under this Agreement at any time for any of the following reasons:

                 (i)      upon Employee's death;

                 (ii) upon Employee's becoming incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder for a period of at least 180 consecutive days or for a period of 270 days during any twelve (12) month period;

                 (iii) for cause, which for purposes of this Agreement shall mean gross negligence of willful misconduct in performance of the duties and services required of him pursuant to this Agreement, or Employee's final conviction of a felony or of a misdemeanor involving moral turpitude; or

                 (iv) for Employee's material breach of any material provision of this Agreement which, if correctable, remains uncorrected for thirty (30) days following written notice to Employee by the Employer of such breach.

         5.3 Notwithstanding the provisions of paragraph 5.1, Employee shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:





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                 (i)      the assignment to Employee by the Board of Directors
                          of duties materially inconsistent with the duties of the Employer's Chief Executive Officer as such duties are constituted as of the effective date of this Agreement;

                 (ii) the failure of Employer to elect or appoint, or to re-elect or reappoint, Employee to the offices described in paragraph 1.1 of this Agreement;

                 (iii) the occurrence of a "change of control." For purpose of this paragraph 5.3(iii), a "change of control" shall be deemed to have occurred if: (i) any person (other than Employee), including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Employer having 40% or more of the total number of votes that may be cast for the election of directors of Employer; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election of directors, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Employer before such a Transaction shall cease to constitute a majority of the Board of Directors of the Employer or any successor to Employer;

                 (iv) a material breach by Employer of any material provision of this Agreement which, if correctable, remains uncorrected for thirty (30) days following written notice of such breach by Employee to Employer; or

                 (v) for any other reason whatsoever, in the sole discretion of Employee.

         5.4 If Employer or Employee desires to terminate employment hereunder at any time prior to expiration of the term of employment as provided in paragraph 5.1, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Employee's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder. Such notice shall also, to the extent material to any right or obligation hereunder, constitute notice under paragraph 5.1 of the discontinuance of any further automatic extensions of the term of paragraph 5.1.





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6.       EFFECT OF TERMINATION ON EMPLOYMENT.

         6.1 By Expiration. If Employee's employment hereunder shall terminate upon expiration of the term provided in paragraph 5.1 hereof as the same may have been automatically extended from time to time, then all compensation and all benefits to Employee hereunder shall terminate contemporaneously with termination of his employment. This paragraph 6.1 shall not be applicable in the event of termination of employment prior to the expiration of the term provided in paragraph 5.1 hereof (as same may have been automatically extended from time to time).

         6.2 By Employer. If Employee's employment hereunder shall be terminated by the Employer prior to expiration of the term provided in paragraph 5.1 hereof as the same may have been automatically extended from time to time, then, upon such termination, regardless of the reason therefor, all compensation and all benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment, except that if such termination shall be for any reason other than those encompassed by paragraphs 5.2(iii) or (iv), then Employee's compensation and benefits pursuant to paragraphs 2.1 and 2.4 shall continue for the balance of such term.

         6.3 By Employee. If Employee's employment hereunder shall be terminated by Employee prior to expiration of the term provided in paragraph
5.1 hereof as the same may have been automatically extended from time to time, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Employee hereunder shall terminate contemporaneously with the termination of such employment, except that if such termination shall be pursuant to paragraphs 5.3(i), (ii), (iii) or (iv) then Employee's compensation and benefits pursuant to paragraphs 2.1 and 2.4 shall continue for the balance of such term.

7.       MISCELLANEOUS.

         7.1 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail, return receipt requested, or reputable overnight delivery service as follows (provided that notice of change of address shall be deemed given only when received):





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                 If to Employer, to:

                 Goodrich Petroleum Corporation
                 5847 San Felipe, Suite 700
                 Houston, Texas 77057
                 (713) 780-9494

                 If to Employee, to:

                 Walter G. Goodrich
                 333 Texas St.
                 Suite 1350
                 Shreveport, Louisiana 71101

or to such other names or addresses as employer or employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

         7.2 This Agreement shall be binding upon and inure to the benefit of Employer, its successors, legal representatives and assigns, and upon Employee, his heirs, executors, administrators, representatives and assigns; provided, however, Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of Employer.

         7.3 This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and Employer and constitutes the entire agreement between the Employee and Employer with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of Employer or by any written agreement unless signed by an officer of Employer who is expressly authorized by Employer to execute such document.

         7.4 If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         7.5 The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.





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         7.6     This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

         IN WITNESS WHEREOF, the undersigned intending to be legally bound, have executed this Agreement as of the _____ day of _______________, 1995.

                                      GOODRICH PETROLEUM CORPORATION


                                      By:
                                         ____________________________________
                                      Name:
                                            _________________________________
                                      Title:
                                             ________________________________

                                      EMPLOYEE

                                      _______________________________________
                                      Walter G. Goodrich










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